UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): February 17, 2011

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York		14615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On February 17, 2011, Monro Muffler Brake, Inc. (the “Company”) announced that its Board of Directors had declared a quarterly cash dividend of $.08 per share for the fourth quarter of the Company’s 2011 fiscal year, ending March 26, 2011. The dividend will be payable on March 18, 2011 to shareholders of record as of March 8, 2011, including shares of common stock to which the holders of the Company’s Class C Convertible Preferred Stock are entitled. In approving the dividend, the Board ratably reduced the cash payment from $.12 per share (as paid in the third quarter of the Company’s 2011 fiscal year) to $.08 per share to reflect the Company’s recent three-for-two stock split, paid on December 23, 2010 to shareholders of record as of December 13, 2010.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated February 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

February 18, 2011	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President - Finance